UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders held on July 1, 2014 (the “Annual Meeting”) for Marvell Technology Group Ltd. (the “Company”), shareholders voted on the matters as set forth below. Each issued common share was entitled to one vote on the proposals voted on at the meeting.

1.	The nominees for election to the Board were elected, each for a one-year term until the 2015 annual general meeting of shareholders, based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Dr. Sehat Sutardja	329,960,359	12,215,946	7,409,071	88,938,523
Dr. Juergen Gromer	330,599,054	14,254,732	4,731,590	88,938,523
Dr. John G. Kassakian	330,484,020	14,224,817	4,876,539	88,938,523
Arturo Krueger	327,791,594	17,058,526	4,735,256	88,938,523
Dr. Randhir Thakur	330,606,470	14,257,227	4,721,679	88,938,523

With respect to the election of each director in the table above, an “abstain” vote had the same effect as an “against” vote.

2.	The proposal to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, was approved based upon the following votes:

For	208,319,583
Against	138,365,306
Abstain	2,900,487
Broker Non-Votes	88,938,523

3.	The proposal to re-appoint PricewaterhouseCoopers LLP as the Company’s auditors and independent registered public accounting firm, and to authorize the audit committee, acting on behalf of the Board, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the Company’s fiscal year ending January 31, 2015, was approved based upon the following votes:

For	431,051,230
Against	2,579,773
Abstain	4,892,896

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2014

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Michael Rashkin
Michael Rashkin Chief Financial Officer